                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  TUSCANY, INC.

                                    ARTICLE 1

                                      Name

        The name of the corporation (the "Corporation") is TUSCANY, INC.

                                    ARTICLE 2
                                     Shares

                  2.1 Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock, which shall have a par value of $0.01 per share, and 20,000,000 shares of Preferred Stock, which shall have a par value of $0.01 per share, of which 2,766,000 shares have been designated as Series A Preferred Stock and 1,750,000 have been designated as Series B Preferred Stock, in accordance with Section 2.2 of these Articles.

                  2.2 Issuance of Preferred Stock in Series. Authority is hereby vested in the Board of Directors of the Corporation to divide and issue the Preferred Stock in series and, within the limitations set forth in the Washington Business Corporation Act and in this Article, to fix and determine or to amend the relative rights and preferences of the shares of any series of Preferred Stock that is wholly unissued or to be established. In order for the Board of Directors to establish or amend a series of Preferred Stock, the Board of Directors shall adopt a resolution setting forth the designation or amendment of the series and fixing and determining or amending the relative rights and preferences thereof. Within the limits stated in the resolution of the Board of Directors establishing the series of Preferred Stock, the Board of Directors may, after the issuance of shares of a series whose number it is authorized to designate, amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of authorized shares of that series, and the number of shares constituting the decrease shall thereafter be deemed to constitute authorized and unissued shares of undesignated Preferred Stock. The holder of any such series shall have such voting rights, if any, as may be provided in the resolution or resolutions of the Board of Directors establishing or amending the series of Preferred Stock.

                  2.3 Consideration for Stock. Common Stock and Preferred Stock may be issued by the Corporation from time to time for such consideration, including without limitation cash, promissory notes, services performed, contracts for services to be performed or any other tangible or intangible property, as may be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or formula or method by which the price will be determined, except in transactions that do not require consideration under the Washington Business Corporation Act.

                  2.4 Preferences, Limitations and Relative Rights of Preferred Stock. Except as otherwise specifically provided in this Article 2 or in the resolution of the Board of Directors establishing a series, all Preferred Stock shall have the following preferences, limitations and relative rights:

                           2.4.1 Dividends. The holders of record of shares of
Preferred Stock shall be entitled to receive the same cash dividends, if any, declared on shares of Common Stock, when and as declared by the Board of Directors, out of funds legally available therefor on such dates as may from time to time be determined by the Board of Directors, as if the holders of Preferred Stock had exercised their privilege in accordance with Section 2.6 to convert all of their shares of Preferred Stock into shares of Common Stock.

                           2.4.2 Liquidation. In the event of a liquidation,
dissolution or winding up of the Corporation, out of the assets of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive an amount equal to $1.25 per share, the holders of shares of Series B Preferred Stock shall be entitled to receive an amount equal to $2.00 per share, and the holders of shares of other series of Preferred Stock shall be entitled to receive the amount paid for such shares or such other amount as determined in the resolution of the Board of Directors establishing the series, which shall be in preference to and in priority over any distribution upon the Common Stock of the Corporation. If the assets of the Corporation are not sufficient to pay such amounts in full to the holders of all series of Preferred Stock of the Corporation, then such assets shall be distributed ratably to the holders of all series of Preferred Stock together, based upon the respective aggregate dollar amounts of their investments.

                           2.4.3 Redemption.

                                    (a) Shares of Preferred Stock of all series
         may be redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at a redemption price per share, which shall be based on the fair market value of the shares being redeemed, which shall be determined by the Board of Directors and shall be based upon the recommendation of an independent appraiser, who shall be chosen by the Board and shall have no family or other material relationship with any Shareholder that, in the sole opinion of the Board, could prejudice the judgment of such appraiser.

                                    (b) In the event that less than the entire
         number of the shares of a series is at any one time redeemed by the Corporation, the shares to be redeemed shall be selected in a manner determined by the Board of Directors.

                                    (c) Not less than thirty nor more than
         ninety days prior to the date fixed for any redemption of any Preferred Stock, a notice specifying the time and place of such redemption shall be given by first-class mail, postage prepaid, to the holders of record of the shares selected for redemption at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for redemption. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                                    (d) After the giving of any notice of
         voluntary redemption and prior to the close of business on the date fixed for such redemption, the holders of the shares called for redemption may convert such stock into Common Stock of the Corporation in accordance with the conversion privileges set forth in Section 2.6. After the date fixed for such redemption, the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the monies payable upon such redemption from the Corporation, without interest thereon, upon surrender of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for all shares designated for redemption and not yet redeemed with the transfer agent or agents, as a trust fund for the benefit of the holders of the shares designated for redemption.

                  2.4.4 Voting Rights. Each holder of Preferred Stock:

                                    (a) shall be entitled to one vote for each
         of the largest whole number of shares of Common Stock into which the shares of Preferred Stock could then be converted;

                                    (b) shall have full voting rights and powers
         equal to the voting rights and powers of the holders of Common Stock;

                                    (c) shall be entitled to notice of any
         shareholders' meeting in accordance with the Bylaws of the Corporation; and

                                    (d) shall be entitled to vote, together with
         the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Except as provided in
         Section 2.5 or unless otherwise inconsistent with the provisions of the Washington Business Corporation Act, the holders of shares of Preferred Stock shall not be entitled to vote as a class on any matter.

                  2.5 Changes in Preferred Stock Terms. The preferences, rights or powers of any series of Preferred Stock may, from time to time, be altered or changed, by resolution of its Board of Directors or as otherwise permitted by law; provided that no such alteration or change shall be made which adversely affects the preferences, rights or powers of the shares of one or more series of outstanding Preferred Stock of the Corporation, after the issuance of shares of such series, without the unanimous written consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of all series so affected by such alteration or change, voting as a single class. The holders of shares of any such series shall not be entitled to participate in any such class vote, if at or prior to the time when any such alteration or change is to take effect, provision is made pursuant to Subsection 2.4.3 for the redemption of all shares of the series at the time outstanding. Nothing in this Subsection shall require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series of stock which ranks junior to existing series of Preferred Stock as to dividends and liquidation rights, or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of the Corporation, or because of any adjustment in the provisions of a series made pursuant to Subsection 2.6.6.

                  2.6 Conversion. Preferred Stock shall be convertible into shares of Common Stock of the Corporation at a ratio of one nonassessable share of Common Stock for each share of Preferred Stock being converted ("Conversion Ratio"), as follows:

                           2.6.1 Shareholder Conversion. The holders of shares
of Preferred Stock shall have the right, at their option, at any time after the date of issuance of such shares, to convert their shares of Preferred Stock into shares of Common Stock of the Corporation ("Shareholder Conversion"). In case shares of Preferred Stock are called for redemption by the Corporation pursuant to Subsection 2.4.3, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption by the Corporation.

                           2.6.2 Corporation Conversion. The Corporation may
convert shares of Preferred Stock into shares of Common Stock of the Corporation at any time after the first to occur of the following events:

                                    (a) Fifty-one percent (51 %) or more of a
         series of Preferred Stock has been converted into Common Stock; or

                                    (b) The holders of fifty-one percent (51 %)
         or more of a series of Preferred Stock then outstanding vote to convert such shares into shares of Common Stock; or

                                    (c) Any of the Common Stock or Preferred
         Stock of the Corporation has been registered for a public offering pursuant to federal or state law regulating the sale of securities and are transferable without the necessity of complying with a private placement or isolated transaction exemption.

                           2.6.3 Conversion Procedure.

                                    (a) In order to convert shares of Preferred
Stock into Common Stock, the holder shall surrender at the office of any transfer agent designated for that purpose by the Board of Directors, or at any such other office as may be designated by the Board of Directors, the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and, in the case of a Shareholder Conversion, shall give written notice to the Corporation at said office of the election to convert such shares. Shares of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares to be converted to the opening of business on the date of payment of such dividend shall (except in the case of shares which have been called for redemption by the Corporation pursuant to Subsection 2.4.3 on a date within such period) be accompanied by payment to the Corporation of an amount equal to the dividend payable on such dividend payment date on the shares being surrendered for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                                    (b) Shares being surrendered for conversion
shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the recorded holder or holders of such Common Stock at such time. As promptly as practicable after receipt by the Corporation or the designated transfer agent of the certificate or certificates for the converted shares, the Corporation shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

                           2.6.4 No Fractional Shares. No fractional shares of
Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock at the close of business on the day of conversion.

                           2.6.5 Reservation of Shares Issuable Upon Conversion.
The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of shares of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Preferred Stock then outstanding.

                           2.6.6 Adjustment of Conversion. Rights to convert
shall be subject to adjustment from time to time as follows:

                                    (a) Adjustment for Stock Splits and
Combination. If the Corporation shall at any time or from time to time after the date of issuance of a series of Preferred Stock ("Issue Date"), effect a subdivision or split of the outstanding Common Stock, the Conversion Ratio then in effect for such series of Preferred Stock immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after an Issue Date combine the outstanding shares of Common Stock, the Conversion Ratio then in effect for such series of Preferred Stock immediately before the combination shall be proportionately increased. Any such adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                    (b) Adjustments for Certain Dividends and
Distributions. In the event the Corporation at any time or from time to time after an Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                                    (c) Adjustment for Reclassification,
Exchange and Substitution. If the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Subsection 2.6.6, then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                                    (d) Mergers and Certain Other
Reclassifications of Common Stock. In case of the consolidation or merger of the Corporation with and into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each holder of Preferred Stock shall thereafter be entitled to convert such shares into that number of shares of stock or other securities or property which would have been deliverable to such holder upon such consolidation, merger or conveyance if such holder had converted the shares of Preferred Stock into Common Stock immediately prior to such consolidation, merger or conveyance. In any such case, the Board of Directors shall by resolution make any appropriate adjustment in the provisions of the Preferred Stock to the end that such provisions shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other securities or property deliverable after such consolidation, merger or conveyance upon the conversion of shares of Preferred Stock.

                                    ARTICLE 3
                                    Directors

                  The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws of the Corporation.

                                    ARTICLE 4
                              Shareholders' Rights

                  4.1 Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation.

                  4.2 Upon dissolution of the Corporation, any assets of the Corporation remaining after distributions to the holders of Preferred Stock, as provided in Section 2.4, shall be distributed ratably among all stockholders (including holders of both Common and Preferred Stock) based on the number of shares held on an as-converted basis.

                                    ARTICLE 5
                                 Voting Rights

                  5.1 Except as otherwise provided in these Articles or the Washington Business CorporatIon Act, holders of Common and Preferred Stock shall at all times vote as one class. Holders of Common Stock shall have unlimited voting rights and shall have the voting rights set forth in Subsection 2.4.4, except as otherwise provided in the resolution of the Board of Directors establishing a series of Preferred Stock.

                  5.2 At each election of directors, every shareholder entitled to vote at such election has the right to vote the number of shares of stock held by such shareholder for each of the directors to be elected. No cumulative voting for directors shall be permitted.

                                    ARTICLE 6
                     Contracts in which Directors, Officers
                        and Shareholders Have an Interest

                  This Corporation may enter into contracts and otherwise transact business as vendor purchaser, or otherwise, with its directors, officers, and shareholders and with corporations associations, firms, and entities in which they are or may become interested as directors offIcers, shareholders, members, or otherwise, as freely as though such interest did not exist. In the absence of fraud, the fact that any director, officer, shareholder, or any Corporation assocIatIon, firm or other entity of which any director, officer, or shareholder is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this Corporation for any profits therefrom if the transaction or contract is or shall be authorized ratified, or approved by (i) the vote of a majority of a quorum of the Board excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or (iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create any liability in the events described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

                                    ARTICLE 7
                      Limitation on Liability of Directors

                  A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability nf directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                    ARTICLE 8
                    Indemnification of Directors and Officers

                  8.1 Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 8.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding thereof was authorized by the Board. The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.

                  8.2 Right of Claimant to Bring Suit. If a claim under Section
8.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  8.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                  8.4 Insurance Contract and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further shareholder action, enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

                  8.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                                    ARTICLE 9
                              Amendment of Articles

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                  IN WITNESS WHEREOF, the undersigned submits these Restated Articles of Incorporation this 22nd day of December, 1995.

                                                              TUSCANY INC.


                                                     By: Chris Mueller
                                                     Its: Secretary

           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                                 TUSCANY, INC.

     Pursuant to the Washington Business Corporation Act, Tuscany, Inc., a Washington corporation (the "Corporation"), hereby adopts the following amendments to its Articles of Incorporation.

     1. The name of the Corporation is Tuscany, Inc.

     2. The text of each amendment as adopted is as follows:

        (a) Section 2.1 of Article 1 shall be amended, superseded and replaced in it entirety to read as follows:

            "2.1 Authorized Capital. Effective on the filing of this Amendment each three and four-tenths (3.4) shares of the Corporation's Common Stock shall be and hereby is automatically changed without further action into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided that no fractional shares shall be issued pursuant to such change (the "Reverse Split"). Each shareholder who is otherwise entitled to a fractional share after the Reverse Split shall receive one whole share of Common Stock. The aggregate number of shares which the Corporation shall have authority to issue after effecting the Reverse Split is 30,000,000 shares of Common Stock, which shall have a par value of $0.01 per share, and 5,000,000 shares of Preferred Stock, which shall have a par value of $0.01 per share, of which 2,766,000 shares have been designated as Series A Preferred Stock and 1,750,000 have been designated as Series B Preferred Stock in accordance with Section 2.2 of these Articles."

        (b) A new Section 5.3 shall be added to Article 5 as follows:

            "5.3 To the extent consistent with the Washington Business Corporation Act, shareholders of this Corporation shall have no right to call special meetings of the shareholders."

        (c) Article 9 shall be amended, superseded and replaced in its entirety to read as follows:

                                   "ARTICLE 9
                   Amendment of Articles; Amendment of Bylaws
                   ------------------------------------------

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power. The board of directors shall have the power to adopt, amend, or repeal the bylaws. Bylaws shall not be adopted, amended, repealed or altered by the

Articles of Amendment to the
Articles of Incorporation                                                Page 1
        shareholders of the Corporation except by the affirmative vote of not less than two-thirds (2/3) of the total votes of all the outstanding shares of voting stock in the Corporation."

     3. The date of adoption of the amendments was December 2, 1996.

     4. The amendments were adopted and approved by the shareholders, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     EXECUTED this 3rd day of December, 1996.

                                          TUSCANY, INC.

                                          By: /s/ Chris Mueller
                                          Print name: Chris Mueller
                                          Title CFO/Exec. VP, Finance


Articles of Amendment to the
Articles of Incorporation                                                Page 2

           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                                 TUSCANY, INC.

     Pursuant to the Washington Business Corporation Act, Tuscany, Inc., a Washington corporation (the "Corporation"), hereby adopts the following amendments to its Articles of Incorporation.

     1. The name of the Corporation is Tuscany, Inc.

     2. The text of each amendment as adopted is as follows:

        (a) Section 5.3 of Article 5 is hereby deleted in its entirety.


     3. The date of adoption of the amendments was February 6, 1997.

     4. The amendments were adopted and approved by the shareholders, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     EXECUTED this ____ day of February, 1997.

                                          TUSCANY, INC.

                                          By:
                                             ----------------------------
                                          Print name: ___________________

                                          Title:_________________________


Articles of Amendment to the
Articles of Incorporation                                                Page 1